As filed with the Securities and Exchange Commission on March ___, 2003

                                                    Registration No. 333-31319
------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           -----------------------

                        POST EFFECTIVE AMENDMENT NO. 1

                                 TO FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                            -----------------------

                        TEXAS INSTRUMENTS INCORPORATED
            (Exact name of Registrant as specified in its charter)

               Delaware                         75-0289970
       (State or other jurisdiction of        (I.R.S. Employer
       incorporation or organization)         Identification  No.)

                               12500 TI Boulevard
                                P.O. Box 655474
                          Dallas, Texas 75265-5474
         (Address of principal executive offices including zip code)

                           -----------------------
                  TI EMPLOYEES 1997 STOCK PURCHASE PLAN
                           (Full title of the plans)
                           -----------------------

                             Joseph F. Hubach,
             Senior Vice President, Secretary and General Counsel
                        Texas Instruments Incorporated
                             12500 TI Boulevard
                              P.O. Box 660199
                           Dallas, Texas 75265-0199
                    (Name and address of agent for service)

                                 (972)995-3773
        (Telephone number, including area code, of agent for service)
                            ----------------------

                            EXPLANATORY  STATEMENT

A total of 5,000,000 shares of common stock of Texas Instruments Incorporated ("the Company") were registered by Registration Statement on Form S-8, File No. 333-31319, to be issued in connection with the TI Employees 1997 Stock Purchase Plan (the "1997 Plan"). On September 18, 1997, July 15, 1999 and April 20, 2000, the Registrant announced two-for-one stock splits (the "Stock Splits"). Pursuant to its terms, the number of shares available for issuance under the 1997 Plan were adjusted to reflect the Stock Splits. On April 18, 2002, the stockholders of the Company approved the TI Employees 2002 Stock Purchase Plan (the "2002 Plan"), which replaces the 1997 Plan. Both the 1997 Plan and the 2002 Plan are intended to qualify as "employee stock purchase plans" under Section 423 of the Internal Revenue Code of 1986, as amended from time to time. 20,830,702 shares of common stock of the Company which were registered in connection with the 1997 Plan have not been issued under the 1997 Plan and, pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at pages 137-38 of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations (January 1997), 20,000,000 of these shares are carried forward to, and deemed covered by, the Registration Statement of Form S-8 filed on or about the date hereof in connection with the 2002 Plan.

                                    PART II

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas, on the 28th day of February, 2003.

                                          TEXAS INSTRUMENTS INCORPORATED
                                          (Registrant)

                                               /s/ WILLIAM A. AYLESWORTH
                                          By:  -------------------------
                                              William A. Aylesworth
                                              Senior Vice President and
                                              Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons in the capacities indicated on the 28th day of February, 2003.


              Signature                                   Title
------------------------------------        ----------------------------------

                  *
------------------------------------                    Director
           James R. Adams

                  *
------------------------------------                    Director
           David L. Boren

                  *
------------------------------------                    Director
          James B. Busey  IV



------------------------------------                    Director
          Daniel A. Carp

                 *
------------------------------------           Chairman of the Board;
         Thomas J. Engibous                  President; Chief Executive
                                               Officer; Director

                 *
------------------------------------                    Director
       Gerald W. Fronterhouse

                 *
------------------------------------                    Director
           David R. Goode

                 *
------------------------------------                    Director
          Wayne R. Sanders


------------------------------------                    Director
          Ruth J. Simmons

/s/ WILLIAM A. AYLESWORTH
------------------------------------             Senior Vice President;
        William A. Aylesworth                    Chief Financial Officer;
                                                 Chief Accounting Officer


*By: /s/ WILLIAM A. AYLESWORTH
    --------------------------------
         William A. Aylesworth
           Attorney-in-fact